UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

ESSEX CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File No. 0-10772

Virginia	54-0846569
(State or other jurisdiction of	(IRS Employer ID No.)
incorporation or organization)

6708 Alexander Bell Drive
Columbia, Maryland	21046-2306
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:	(301) 939-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2006, Essex Corporation (“Essex”) entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Metrologic Instruments, Inc. (“Metrologic”), MTLG Investments, Inc., a wholly-owned subsidiary of Metrologic (“MTLG”), and Adaptive Optics Associates, Inc., a wholly-owned subsidiary of MTLG (“AOA”), for the purchase from MTLG of all of the issued and outstanding capital stock of AOA (the “Acquisition”). Essex has issued a press release announcing the Acquisition, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Pursuant to the terms of the Purchase Agreement, Essex will acquire all of the outstanding capital stock of AOA from MTLG for an aggregate consideration of approximately $40.3 million in cash (the “Purchase Price”). The Purchase Price is subject to upward or downward adjustment in the event AOA’s adjusted net working capital (as specified in the Purchase Agreement) as of the closing date of the Acquisition exceeds or is less than $5.65 million, respectively. In addition, if Essex chooses to make an election under Section 338(h)(10) of the Internal Revenue Code to treat the sale of AOA’s stock, for tax purposes, as if the transaction were structured as a sale of all of AOA’s assets, Essex has agreed to increase the Purchase Price to the extent necessary to cover any increased tax liability to MTLG as a result of such tax election.

The Purchase Agreement otherwise contains representations, warranties, covenants and closing conditions customary for transactions of this type. The Acquisition is expected to close no later than October 1, 2006, subject to satisfaction of all conditions to closing.

The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit
	Number	Description

	2.1	Stock Purchase Agreement by and among MTLG Investments Inc., Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and Essex Corporation, dated as of September 19, 2006.*

	99.1	Press Release of the Corporation dated September 20, 2006.

__________________

*

The Registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX CORPORATION

/s/ Lisa G. Jacobson
DATE: September 20, 2006	Lisa G. Jacobson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number	Description

2.1	Stock Purchase Agreement by and among MTLG Investments Inc., Metrologic Instruments, Inc., Adaptive Optics Associates, Inc. and Essex Corporation, dated as of September 19, 2006.*

99.1	Press Release of the Corporation dated September 20, 2006.

___________________

*

The Registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.